SHATTUCK LABS, INC.
2020 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF STOCK OPTIONS

Notice of Grant

Shattuck Labs, Inc. (the “Company”) hereby grants to the Optionee named below the option to purchase shares (the “Option Shares”) of the Company’s common stock, par value
$0.0001 per share (the “Common Stock”) upon the terms and subject to the conditions set forth in this Grant Notice, the Shattuck Labs, Inc. 2020 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement promulgated under such Plan, each as amended from time to time. This award of Option Shares is granted pursuant to the Plan and is subject to and qualified in its entirety by the Stock Option Agreement.
Name of Optionee:
Grant Date:
Vesting Commencement Date:
Exercise Price:
Option Shares:
Expiration Date:
Type of Option

Vesting Schedule

This option shall become vested and exercisable on the following basis:

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subject in each case to Continuous Service through each such vesting date. If the Optionee ceases Continuous Service for any or no reason before the Optionee vests in any portion of the Stock Option, the unvested portion of the Stock Option and the Optionee’s right to acquire any shares of Common Stock pursuant to the unvested portion of the Stock Option will immediately terminate. However, notwithstanding anything herein to the contrary, the vesting of the Stock Option shall be subject to any vesting acceleration provisions applicable to the Stock Option contained in the Plan, the Stock Option Agreement and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between the Optionee and the Company or any Affiliate or Subsidiary (such agreement, a “Separate Agreement”), provided that the Option Shares shall not be subject to any accelerated vesting provisions set forth in any Separate Agreement in the event of the Optionee’s termination of Continuous Service except where such termination occurs in conjunction with a Change in Control and the Separate Agreement otherwise expressly authorizes accelerated vesting under such circumstances.
Agreements

By your signature and the Company’s signature below, you and the Company agree that this Stock Option is granted under and governed by the terms of the Plan and the Stock Option Agreement, all of which are attached hereto and incorporated herein by this reference. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Stock Option Agreement, as the case may be.
You further acknowledge that your rights to any Option Shares will be earned and become vested only as you provide Continuous Service to the Company over time, that the grant of this Stock Option is not consideration for service you rendered to the Company prior to the Grant Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of a Separate Agreement or in compliance with governing public law.
Except as otherwise set forth in the Stock Option Agreement, the vested portion of this Stock Option may be exercised for three months after termination of your Continuous Service to the Company (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following termination for any reason of your Continuous Service to the Company. The Company is not obligated to provide further notice of such periods.

“COMPANY” Shattuck Labs, Inc. Name: Title:	“OPTIONEE” _________________________________ Name: _________________________________ Signature _________________________________ Address _________________________________ Address

SHATTUCK LABS, INC.
2020 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT

This Stock Option Agreement is made and entered into by and between Shattuck Labs, Inc., a Delaware corporation (“Company”), and the Optionee identified in the Notice of Grant of Stock Options (“Grant Notice”) which is attached hereto (the “Optionee”).

1.Grant of Stock Option. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee a stock option (the “Stock Option”) to purchase from the Company, at the Exercise Price set forth in the Grant Notice, the number of Option Shares set forth in the Grant Notice. This Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option as set forth on the Grant Notice. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Grant Notice.

2.Incentive Stock Option. If, and only to the extent, that this Stock Option is identified as an Incentive Stock Option on the Grant Notice, it is intended to qualify as an “incentive stock option” under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”) provided, however (a) this Stock Option shall cease to qualify as an Incentive Stock Option under the Code to the extent it is exercised (i) more than three months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than 12 months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than three months, unless the Optionee’s reemployment rights are guaranteed by statute or by contract; and
(b) to the extent that the Stock Option (together with all other Company Incentive Stock Options held by the Optionee) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value (determined as of the Grant Date) greater than $100,000, the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code.
3.Expiration of Stock Option. The Stock Option shall expire and cease to be exercisable as of the earlier of (i) the Expiration Date set forth in the Grant Notice or (ii) the date specified below in connection with the Optionee’s termination of Continuous Service:
(a)If the Optionee’s Continuous Service terminates by reason of death or Disability, the Optionee (or the Optionee’s estate, beneficiary or legal representative, as applicable) may exercise any portion of the Stock Option that is vested and exercisable at the time of such termination until the date that is twelve (12) months following the date of such termination. Any portion of the Stock Option that is not vested and exercisable at the time of such termination shall be forfeited and canceled as of the date of such termination.
(b)If the Optionee’s Continuous Service terminates for any reason other than death, Disability, or Cause, the Optionee may exercise any portion of the Stock Option that is vested and exercisable at the time of such termination until the date that is three (3) months following the date of such termination. Any portion of the Stock Option that is not vested and exercisable at the time of such termination shall be forfeited and canceled as of the date of such termination.

(d) If the Optionee’s Continuous Service is terminated by the Company for Cause, the entire Stock Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the date of such termination.
1.Exercise.

1.1Exercisability. Subject to the terms and conditions of this Stock Option Agreement, the Stock Option shall become exercisable at such time or times, during such period and for such number of Option Shares as is set forth in the Grant Notice. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Stock Option term, the Stock Option shall terminate and cease to be outstanding for any Option Shares for which the Stock Option has not been exercised.

1.2Exercise Agreement. The Optionee may exercise the Stock Option by delivering to the Company, either in person or by certified or registered mail or such other manner as approved by the Company, a duly executed exercise agreement in a form approved by the Company from time to time for such exercises (the “Exercise Agreement”), and payment in full of the purchase price as provided in Section 4.3 of this Stock Option Agreement. A copy of the Exercise Agreement will be provided by the Company to the Optionee upon request, and no exercise of this Stock Option may be effected without the Optionee’s execution of such Exercise Agreement in the form approved by the Company and containing the provisions noted above.
1.3Payment of Purchase Price. The purchase price for any Option Shares for which this Stock Option is exercised shall be paid in full in United States dollars at the time the Optionee delivers to the Company the Exercise Agreement. The purchase price shall be paid in one or a combination of the following: (a) cash, check, bank draft or money order payable to the Company; (b) Common Stock; (c) through the delivery of a notice that the Optionee has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of the Stock Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the purchase price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale; or (d) net exercise (solely in the case of a Nonstatutory Stock Option). In addition to the purchase price, the Optionee shall pay the amount of tax required to be withheld (if any) by the Company or any Affiliate or Subsidiary as a result of the exercise of the Stock Option. The Optionee acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Stock Option from any amounts payable by it to the Optionee (including, without limitation, future cash wages).

1.4Issuance of Shares. Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Stock Option or the delivery of shares of Common Stock hereunder would violate any federal, state or other applicable laws.

2.Change in Control. Unless otherwise provided in a Separate Agreement, upon the occurrence of a Change in Control, the provisions of Section 9(c) of the Plan shall control. Furthermore, unless otherwise provided in a Separate Agreement, if the Optionee’s Continuous Service is terminated by the Company without Cause (other than upon the Optionee’s death or Disability) during the period of time commencing on the consummation of a Change in Control and ending twelve (12) months following such Change in Control, then the Stock Option shall accelerate in whole and immediately become fully vested effective as of the date of such termination of Continuous Service.
3.Restrictions on Resales. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Optionee or other subsequent transfers by the Optionee of any shares of Common Stock issued as a result of the exercise of the Stock Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Optionee and other optionholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
4.Rights as a Stockholder. The Optionee shall have no rights as a stockholder of the Company with respect to any Option Shares until the issuance of the Common Stock subject to the Stock Option has been entered into the books and records of the Company.

5.No Transfer of Stock Option. Except as permitted by the Board or as permitted under the Plan, the Optionee may not assign or transfer the Stock Option to anyone other than by will or the laws of descent and distribution and the Stock Option shall be exercisable only by the Optionee during his or her lifetime.

6.Other Agreements Superseded. The Grant Notice, this Stock Option Agreement, the Plan and any Separate Agreement, if applicable, constitute the entire understanding between the Optionee and the Company regarding the Stock Option. Any prior agreements, commitments or negotiations concerning the Stock Option are superseded. For the avoidance of doubt, the Option Shares shall not be subject to any accelerated vesting provisions set forth in any Separate Agreement in the event of the Optionee’s termination of Continuous Service except where such termination occurs in conjunction with a Change in Control and the Separate Agreement otherwise expressly authorizes accelerated vesting under such circumstances.

7.Limitation in Interest in Shares Subject to Stock Option. Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or this Stock Option Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Stock Option or any part of it. Nothing in the Plan, in the Grant Notice, this Stock Option Agreement or any other instrument executed pursuant to the Plan shall confer upon the Optionee any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Optionee’s employment or other service at any time for any reason.
8.No Liability of Company. The Company and any Affiliate or Subsidiary which is in existence or hereafter comes into existence shall not be liable to the Optionee or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Optionee or other person due to the receipt, exercise or settlement of any Stock Option granted hereunder.

9.General Provisions.

1.1Tax Withholding. Whenever Option Shares are to be issued hereunder, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy any national, state and local or other withholding tax requirements prior to the delivery of Option Shares.
1.2Governing Plan Document. The Stock Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Stock Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

1.3Governing Law. This Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.
1.4Electronic Delivery. By executing the Grant Notice, the Optionee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Optionee pursuant to applicable securities laws) regarding the Company and its Affiliates or Subsidiaries, the Plan, the Stock Option and the Common Stock via Company web site or other electronic delivery.

1.5Notices. Any notice required or permitted to be delivered under this Stock Option Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, or (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery). Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company. The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

1.6Successors/Assigns. This Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
1.7Severability. If one or more provisions of this Stock Option Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Stock Option Agreement, and the balance of the Stock Option Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Stock Option Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

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